Exhibit 10.1

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Leo Redmond (“Employee”) and Allakos Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee signed an employment agreement with the Company effective as of July 31, 2019 (the “Employment Agreement”);

WHEREAS, Employee signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on July 24, 2019 (the “Confidentiality Agreement”) and an Indemnification Agreement, dated August 1, 2019 (the “Indemnification Agreement”);

WHEREAS, the Company previously granted to Employee incentive stock options to purchase 12,900 shares of the Company’s common stock (each an “ISO”), non-qualified stock options to purchase 107,100 shares of the Company’s common stock (each an “NSO”) (together, the “Options”), and 26,900 restricted stock units (each an “RSU”) (with the Options and RSUs, collectively, the “Equity Grants”), all under the Company’s 2018 Equity Incentive Plan (the “Plan”), as well as option agreements, both dated August 2, 2019, and a restricted stock unit agreement, dated November 29, 2019 (collectively the “Stock Agreements”);

WHEREAS, Employee’s employment with the Company will end effective February 1, 2021 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.Leave of Absence.  Prior the Termination Date:  (a) Employee will remain a Company employee, on a leave of absence, not report for work, and have no duties; (b) continue to be paid Employee’s current base salary, less applicable withholdings, on the Company’s regular payroll dates; (c) continue to vest in the Equity Grants; and (d) continue to participate in the Company’s benefit plans.  On the Termination Date, the Company will pay Employee all remaining compensation, including all accrued but unused vacation or other paid time off, through the Termination Date.

2.Consideration.  In consideration of Employee’s timely execution and non-revocation of this Agreement, the Company agrees to the following:

a.Payment.  The Company agrees to pay Employee a lump sum equal to nine (9) months of Employee’s base salary, for a total of $338,999.94, less applicable withholdings.  This payment will be made to Employee on the first Company payroll date following the Termination Date.

b.Bonus.  The Company agrees to pay Employee an amount equal to $180,800, less applicable withholdings, which represents one hundred (100) percent Employee’s target annual bonus opportunity for 2020. This payment will be made to Employee on the first Company payroll date following the Termination Date.

c.COBRA.  The Company shall pay directly to the applicable plan administrator the full cost for continuation of medical, dental and vision insurance coverage for Employee, Employee’s spouse and other eligible dependents under COBRA or similar federal, state or local law for a period of nine (9) months commencing on March 1, 2021, or until Employee has secured health insurance coverage through another employer, whichever occurs first, provided Employee timely elects such continuation coverage within the time period prescribed by applicable law. Notwithstanding the preceding, if the Company determines, in its sole discretion, that it cannot provide the foregoing COBRA benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act) or having the COBRA benefit be subject to tax, the Company will, in lieu thereof, instead provide the Employee a taxable payment in an amount equal to the monthly COBRA premium that the Employee would be required to pay to continue the Employee’s group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Employee elects COBRA continuation coverage and will commence in the month following the month of the Termination Date and continue for the period of months indicated in this section.

d.No Further Severance or Payments.  Except as explicitly set forth in this Agreement, Employee acknowledges and agrees that upon receipt of the consideration outlined in Section 2 of this Agreement, he is not entitled to receive any other severance compensation or benefits from the Company, including, but not limited to, any such severance that he may have otherwise been entitled to pursuant to the Employment Agreement. Employee hereby waives Employee’s right to receive any such severance not explicitly set forth in this Agreement.

3.Equity Grants.  As of the Termination Date, Employee will have vested into 6,450 ISOs, 38,550 NSOs, and 6,725 RSUs.  No additional portion of the Equity Grants will vest after the Termination Date; provided, however, that in the event of a Change in Control (as defined in the Plan) prior to the Termination Date, 100% of the Equity Grants will immediately become fully vested and no portion of the Equity Grants will be forfeited.  The Company will deliver to Employee a share of Company common stock for each vested RSU by the Termination Date.  Employee may exercise Employee’s vested Options for three (3) months following the Termination Date.  The exercise of Employee’s vested Options shall continue to be governed by the terms and conditions of the applicable Stock Agreements, and any lock-up agreement Employee signed.  In addition to the Equity Grants, Employee shall be entitled to any Company common stock purchased through the Company’s employee stock purchase plan through the Termination Date.

4.Benefits.  Employee’s health insurance benefits shall cease on February 28, 2021, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, will cease as of the Termination Date.

5.Payment of Salary and Receipt of All Benefits.  Employee acknowledges and represents that, other than the payments, benefits and other consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee.

6.Release of Claims.  Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b.any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e.any and all claims for violation of the federal or any state constitution;

f.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release (a) any claims that cannot be released as a matter of applicable law, including, but not necessarily limited to, any Protected Activity (as defined below); (b) any right to indemnification and/or contribution, advancement or payment of related expenses that Employee may have pursuant to the Company’s Bylaws, Articles of Incorporation or other organizing documents, under the Indemnification Agreement or any other agreement between the Parties, and/or under applicable law; (c) any rights that Employee may have to insurance coverage under any directors and officers liability insurance, other insurance policies of the Company, COBRA or any similar federal, state or local law; (d) rights to any vested benefits under any employee benefit plan of the Company; and (e) any rights as a shareholder of the Company. Any and all disputed wage claims that are released herein shall be subject to binding arbitration as noted herein, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.

7.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

8.California Civil Code Section 1542.  Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

9.No Pending or Future Lawsuits.  Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not presently intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

10.Application for Employment.  Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.

11.Continued Indemnification.  The Company shall continue to observe and abide by the terms of the Indemnification Agreement.  The Company’s indemnification obligations include, without limitation, continued representation, defense and indemnification of Employee in the civil action entitled “Kim v. Allakos Inc., et al.,” currently pending in the U.S. District Court for the Northern District of California, Case No. 3:20-cv-01720. In the event of any conflict between any of the terms herein and the terms in the Indemnification Agreement, the terms of the Indemnification Agreement will be controlling.

12.Trade Secrets and Confidential Information/Company Property.  Employee reaffirms and agrees to observe and abide by the terms of the Company’s insider trading policy as well as the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information, and nonsolicitation of Company employees. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has conducted a reasonable and diligent search and has returned all documents and other items provided to Employee by the Company (with the exception of a copy of the Employee Handbook, personnel and compensation records specifically relating to Employee, this Agreement and the Indemnification Agreement, and documents related to Employee’s Company Equity Grants and ownership of Company stock), developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company.

13.No Cooperation.  Subject to the section governing Protected Activity, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

14.Protected Activity Not Prohibited.  Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity, including filing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information under the Confidentiality Agreement to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

15.Future Cooperation.  Employee hereby agrees, upon request by the Company, and to the extent reasonably necessary, to reasonably cooperate with, and provide reasonable assistance to, the Company in good faith with respect to any pending or future litigation, dispute, or investigation involving the Company, including, but not limited to, making himself reasonably available at a reasonable time and place to provide truthful deposition testimony or otherwise consult with Company, its agents, and legal advisors, or investigators relating to any such litigation, dispute, or investigation, preserving and providing any information and documents then in Employee’s possession as may be requested by the Company for such litigation, dispute, or investigation, providing truthful declaration testimony or executing other documentation as reasonably requested by the Company. The Company will make reasonable efforts to schedule such cooperation at mutually-agreed times and not to unreasonably interfere with Employee’s other personal, employment, or business activities. To the extent not inconsistent with Section 12 above, Employee further agrees that Employee will not delete or destroy any information that Employee is obligated to preserve pursuant to any preservation request that Employee receives (or has already received) from the Company or its counsel, or pursuant to any court order about which the Company has given Employee notice. Further, Employee shall be free to engage in any Protected Activity as set forth in Section 14 and cooperate fully with any government agency with respect to any inquiry or investigation it undertakes in connection with the Company, Employee’s employment with the Company, or the employment of any other Company employee. Within thirty (30) days following Employee’s submission of documentation in a form acceptable to Company’s General Counsel (or his/her designee), the Company will reimburse Employee for reasonable, pre-approved documented expenses incurred in connection with the cooperation described in this section.

16.Nondisparagement.  Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees.  The Company agrees to instruct its senior management to refrain from any disparagement, defamation, libel, or slander of Employee, and to refrain from any tortious interference with the contracts and relationships of Employee. Employee shall direct any inquiries by potential future employers, requests for an employment reference or verification of Employee’s employment with the Company to the Company’s General Counsel and, in response to any such inquiry or request, the Company’s General Counsel (or his/her designee) will provide only Employee’s dates of employment and the title of Employee’s last position held with the Company and make statements consistent with the agreed-upon statement attached hereto as Exhibit A.   Notwithstanding the above, nothing in this Agreement shall limit or impede Employee’s right to engage in Protected Activity, as set forth in Section 14 of this Agreement. In addition, nothing prohibits Employee or the Company from providing truthful testimony or otherwise responding accurately and fully to any question, inquiry or request for information or disclosure of documents when required by legal process, subpoena, notice, court order or law (including, without limitation, in any criminal, civil, or regulatory proceeding or investigation), or as necessary in any legal dispute with the other Party. In the event of a breach of this provision by either Party, the non-breaching Party shall be free to make any truthful statements such Party, in its discretion, deems necessary or appropriate to attempt to refute or remedy the other Party’s breach.

17.Breach.  In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

18.No Admission of Liability.  Employee understands and acknowledges that, except as otherwise specified, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee.  No action taken by the Company or Employee hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company, the Employee or any other person of any fault or liability whatsoever to the Company, Employee or to any third party.

19.Costs.  The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

20.ARBITRATION.  EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SAN MATEO COUNTY, BEFORE A SINGLE, MUTUALLY-AGREED NEUTRAL JAMS ARBITRATOR, PURSUANT TO JAMS’ EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION OR OTHERWISE REQUIRED BY LAW. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. IN RESOLVING ANY MATTER

SUBMITTED TO ARBITRATION, THE ARBITRATOR SHALL STRICTLY FOLLOW THE SUBSTANTIVE LAW APPLICABLE TO THE DISPUTE, CLAIM OR CONTROVERSY AND THE ARBITRATOR’S AUTHORITY AND JURISDICTION SHALL BE LIMITED TO DETERMINING THE DISPUTE IN CONFORMITY WITH APPLICABLE LAW.  THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits, including findings of essential facts and conclusions of law. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT SHALL GOVERN.

21.Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee’s failure to pay or delayed payment of federal or state taxes. The Parties agree and acknowledge that the payments made pursuant to this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

22.Section 409A.  It is intended that this Agreement and the payments and benefits hereunder comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Employee will use best efforts to (i) amend this Agreement; or (ii) revise this Agreement with respect to the payment of any awards, in either case as necessary or appropriate in good faith to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees reimburse Employee for any taxes that may be imposed on Employee as a result of Section 409A.

23.Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

24.Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

25.Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, in addition to any other relief, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

26.Entire Agreement.  This Agreement and the other agreements referenced herein represent the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement, Employee’s employment with and separation from employment with the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including, but not limited to, the Employment Agreement, with the exception of the Confidentiality Agreement, Indemnification Agreement and the Stock Agreements, except as otherwise modified or provided herein.

27.No Oral Modification.  This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.

28.Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the County of San Mateo, State of California.

29.Effective Date.  Employee has seven (7) days after he signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by Employee before that date (the “Effective Date”).

30.Counterparts.  This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

31.Voluntary Execution of Agreement.  Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees, except as otherwise specified. Employee acknowledges that:

(a)Employee has read this Agreement;

(b)	Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)	Employee understands the terms and consequences of this Agreement and of the releases it contains;

(d)	Employee is fully aware of the legal and binding effect of this Agreement; and

(e)	Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Dated: December 11, 2020	LEO REDMOND, an individual /s/ Leo Redmond Leo Redmond
Dated: December 11, 2020	ALLAKOS INC. By/s/ Adam Tomasi Adam Tomasi Chief Operating Officer and Chief Financial Officer

EXHIBIT A

Leo Redmond has informed the Board that he will be resigning from Allakos effective February 1, 2021.  We thank Leo for his strong leadership of our Finance team and his many contributions to the company during his time here, particularly with regard to financial planning and systems improvements.  Leo's work has helped raise our game and positioned us well for future success.  We wish him all the best.